SINCLAIR REPORTS CERTAIN PRELIMINARY FIRST QUARTER 2022 RESULTS FOR CERTAIN SEGMENTS AND ANNOUNCES FIRST QUARTER 2022 EARNINGS CALL

Sinclair will report First Quarter 2022 Results on May 4, 2022, at 7:30am (Eastern Time)

BALTIMORE (April 11, 2022) -- Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today released preliminary Media Revenue results for its Broadcast segment and for Other/Corporate/Eliminations for the three months ended March 31, 2022. The preliminary results, which exclude the Local Sports segment, are being provided as additional information for lenders evaluating a refinancing of Sinclair Television Group, Inc. (STG) debt that launched on April 6, 2022.

Media Revenues for the Broadcast segment are expected to be within the range of prior guidance issued February 23, 2022, of $709 million to $725 million, which included $28 million of revenue for services provided by the Broadcast segment to the Local Sports segment. Media Revenues for Other/Corporate/Eliminations are expected to meet guidance of $66 million, which included the elimination of $28 million of revenue for services provided by the Broadcast segment to the Local Sports segment.

The preliminary results described in this press release are estimates only and are subject to revision. The Company will report its complete first quarter 2022 earnings results at 7:30 a.m. ET on Wednesday, May 4, 2022, followed by a conference call to discuss the results at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." The dial-in number for the earnings call is 888-506-0062, with entry code 976184.

If you plan to participate on the conference call, please call two minutes prior to the start time and tell the conference operator that the subject of the conference is the “Sinclair Earnings Conference Call.”

If you cannot listen to the live webcast or participate in the live conference call, a replay of the call and the earnings release will be available on Sinclair Broadcast Group’s web site at www.sbgi.net. This will be the only venue through which a replay will be available.

Members of the news media will be welcome on the call in a listen-only mode. Key executives will be made available to members of the news media, time permitting, following the conference call.

Sinclair Broadcast Group, Inc. is a diversified media company and a leading provider of local sports and news. The Company owns and/or operates 21 regional sports network brands; owns, operates and/or provides services to 185 television stations in 86 markets, owns multiple national networks including Tennis Channel and Stadium; and has TV stations affiliated with all the major broadcast networks. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and digital and streaming platforms NewsOn and STIRR. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the potential impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; our ability to generate cash to service our substantial indebtedness; successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and distribution agreements; the successful execution of media rights agreements with professional sports teams; the impact of OTT and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering "skinny" programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; the successful implementation and consumer adoption of our sports direct to consumer platform; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against the Company; the ongoing assessment of the October cybersecurity event, material legal, financial and reputational risks resulting from a breach of the Company's information systems, and operational disruptions due to the cybersecurity event; the impact of FCC and other regulatory proceedings against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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Investor Contacts:
Steve Zenker, VP, Investor Relations
Billie-Jo McIntire, Director, Investor Relations
(410) 568-1500

Media Contact:
Michael Padovano Sinclair@5wpr.com